EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly report of Heritage Financial Corporation (the “Company”) on Form 10-Q for the quarter ended September 30, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Bryan McDonald, Chief Executive Officer, and Donald J. Hinson, Executive Vice President and Chief Financial Officer of the Company, certify in our capacity as officers of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such Report.

November 7, 2025	/s/ Bryan McDonald
Bryan McDonald
Chief Executive Officer Principal Executive Officer

November 7, 2025	/s/ Donald J. Hinson
Donald J. Hinson
Executive Vice President and Chief Financial Officer Principal Financial and Accounting Officer